Exhibit 99.1

FOR IMMEDIATE RELEASE

Organicell Welcomes Howard Golub, MD, PhD as its New EVP/CSO

Fort Lauderdale, FL / June 29, 2023 / Organicell Regenerative Medicine, Inc. (OTCQB: OCEL), a clinical-stage biopharmaceutical company focused on the development of innovative biological regenerative therapeutics, is pleased to announce the appointment of Howard L. Golub, MD, PhD as its new Executive Vice President (EVP) and Chief Science Officer (CSO). Dr. Golub has a distinguished background as a highly innovative healthcare executive and entrepreneur with extensive experience serving in C-suite roles – in both early-stage and large companies.

Dr. Golub's exceptional career spans over 30 years of success advancing breakthroughs in the development of clinical therapeutics.  Dr. Golub is the founder and a principal at Care-Safe LLC - a clinical research consulting company that supported many biotech/drug/medical device companies to successfully develop and execute clinical research programs. He also served as Vice President of Research and Development at Walgreens Boots Alliance where he developed an innovative program utilizing Walgreen’s massive customer database to power clinical trial patient recruitment. Earlier, Dr. Golub was a founder and CEO of CareStat LLC, a 150-person Clinical Research Organization (CRO) in the Boston Area, which was sold in 2008. Throughout his career, Dr. Golub has been a highly successful serial entrepreneur. He was a founder and served as CEO of 3 early-stage healthcare companies - two of which had successful exits.

Currently Dr. Golub also serves as one of the Clinical Leads for an N.I.H. program designed to develop and accelerate accurate COVID-19 testing programs and bring them to market. In addition, from 2003 to 2013 he held an adjunct professorship at the Harvard-M.I.T. joint MS, MBA program and taught a course entitled “Clinical Development for Private Enterprise.” Dr. Golub received his Ph.D. in biomedical engineering and an M.D. from that same prestigious Harvard Medical School-M.I.T. joint program.

“Dr. Golub has a remarkable track record as a healthcare executive and nationally recognized clinical research expert. He and his companies have accelerated the development of many drug and biologic therapies for a diverse group of biotech and pharmaceutical companies,” said Harry Leider, MD, MBA, Chief Executive Officer of Organicell. Dr. Leider added, “We are thrilled to have Howie join Organicell as Executive Vice President and Chief Science Officer to lead our innovative regenerative medicine research programs.”

Speaking to his appointment, Dr Golub stated, “I am excited to lead Organicell’s R & D program as we have the compelling opportunity to conduct the exciting research that will bring a whole new class of regenerative biologic therapies into clinical practice for important clinical conditions.”

About Organicell Regenerative Medicines, Inc.

Organicell Regenerative Medicine, Inc. (OTCQB: OCEL) is a clinical-stage biopharmaceutical company principally focusing on the development of innovative biological therapeutics for the treatment of chronic diseases and the provision of related services. The Company’s proprietary products are derived from perinatal sources and are manufactured to retain the naturally occurring bioactive exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. To learn more, please visit https://organicell.com/

Forward-Looking Statements

Certain statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “potential,” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally, and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Investor Relations and Media Relations Contact

Organicell Investor Relations

Jacqueline Domenech
1-888-963-7881
IR@organicell.com